Exhibit 99.1

RXSIGHT, INC. REPORTS FIRST QUARTER 2026 RESULTS AND REITERATES FULL-YEAR SALES OUTLOOK

Aliso Viejo, Calif. – May 6, 2026 – RxSight, Inc. (NASDAQ: RXST) today reported financial results for the quarter ended March 31, 2026.

Strategic Highlights and Recent Developments

•
Q1 sales of $30.9 million driven by 27,472 Light Adjustable Lens (LAL) units
•
20 Light Delivery Devices (LDDs) sold in Q1, expanding the installed base to 1,154 units
•
Robust clinical data presented at the recent American Society of Cataract and Refractive Surgery (ASCRS) annual meeting highlighting the versatility and impact of adjustability
•
Recent regulatory approval in New Zealand furthering the company’s international footprint and global market opportunity
•
2026 sales and gross margin guidance unchanged; operating expense expected to be at high end of previous range reflecting targeted investments in strategic growth initiatives

“We are encouraged by the stabilizing business trends and the initial progress from our ongoing commercial initiatives,” said Ron Kurtz, President and Chief Executive Officer of RxSight. “As we continue to refine these efforts, investing in both our team and our pipeline, we are confident that we can continue to build momentum across the company and reach the full potential of our technology for patients and practices.”

First Quarter Financial Results

In the first quarter of 2026, the company reported sales of $30.9 million, down 18.5% compared to the prior year, largely reflecting lower LDD unit volumes, consistent with expectations. LAL procedures decreased 0.4% year over year.

First quarter gross profit margin of 76.1% increased from 74.8% in the prior‑year period, primarily driven by a favorable shift in product mix toward LAL sales.

Total operating expenses were $41.3 million versus $39.0 million in the year-ago period. The increase was primarily driven by the continued expansion of our global commercial and support teams.

In the first quarter of 2026, the company reported a net loss of $(15.9) million, or $(0.38) per basic and diluted share, compared to a net loss of $(8.2) million, or $(0.20) per basic and diluted share in the first quarter of 2025. Adjusted net loss in the first quarter of 2026 was $(7.9) million, or $(0.19) per basic and diluted share, compared to an adjusted net loss of $(1.1) million, or $(0.03) per basic and diluted share in the first quarter of 2025.

As of March 31, 2026, cash, cash equivalents and short-term investments totaled $217.9 million.

2026 ASCRS Highlights

At the recent ASCRS annual meeting, RxSight technology was featured across multiple scientific presentations addressing refractive accuracy, complex cases and evolving treatment strategies. This rapidly expanding body of clinical evidence highlighted both the versatility and impact of adjustability. In addition, the conference included presentations by Dr. Szabo, who reported binocular LAL outcomes in which 93.1% of patients achieved simultaneous 20/20 or better distance and J1 or better near, as well as a meta-analysis by Dr. Rabinovitch, demonstrating pooled accuracy with the LAL was 91.2% within 0.50 diopters of target refraction.

2026 Guidance

The company’s 2026 financial guidance is as follows:

•
Revenue of $120 to $135 million, in-line with previous guidance
•
Gross margin of 70% to 72%, in-line with previous guidance
•
Operating expenses expected to be at the high-end of previous $150 to $160 million range
•
Non-cash stock-based compensation expense of $30 to $32 million, in-line with previous guidance

Conference Call

On Wednesday, May 6, 2026, at 1:30 p.m. Pacific Time, the company will host a conference call to discuss its first quarter 2026 financial results. To participate in the conference call, please dial (800) 715-9871 or (646) 307-1963 and enter the conference code: 2630350. The call will also be broadcast live in listen-only mode via a link on the company’s investor relations website at https://investors.rxsight.com/. An archived recording of the call will be available through the same link shortly after its completion.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens (LAL/LAL+, collectively the “LAL”), RxSight Light Delivery Device (LDD) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements, including: including statements regarding the company’s expectations related to stabilizing business trends; the initial progress from its ongoing commercial initiatives; ongoing refinement of its commercial efforts; continued investments in its team and pipeline; its ability to build momentum across the company; and its ability to reach the full potential of its technology for patients and practices. Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential," or "continue" or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risk factors that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that RxSight may file from time to time with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

RxSight, Inc., the RxSight Light Adjustable Lens LAL, LAL+, and LDD are trademarks of RxSight, Inc.

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com

RxSight, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025

Sales	$30,893	$37,895
Cost of sales	7,395	9,566
Gross profit	23,498	28,329
Operating expenses:
Selling, general and administrative	31,855	28,636
Research and development	9,472	10,367
Total operating expenses	41,327	39,003
Loss from operations	(17,829)	(10,674)
Other income (expense), net:
Interest expense	(3)	(6)
Interest and other income	1,954	2,508
Loss before income taxes	(15,878)	(8,172)
Income tax expense	6	18

Net loss	$(15,884)	$(8,190)
Other comprehensive loss
Unrealized loss on short-term investments	(120)	(157)
Foreign currency translation gain	—	6
Total other comprehensive loss	(120)	(151)

Comprehensive loss	$(16,004)	$(8,341)

Net loss per share:
Basic & diluted	$(0.38)	$(0.20)
Weighted-average shares used in computing net loss per share:
Attributable to common stock, basic & diluted	41,306,110	40,509,646

RxSight, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2026	2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$17,573	$19,949
Short-term investments	200,307	208,179
Accounts receivable, net	22,443	23,383
Inventories, net	34,869	31,559
Prepaid and other current assets	4,032	4,389
Total current assets	279,225	287,459
Property and equipment, net	13,232	13,056
Operating leases right-of-use assets	9,760	9,959
Restricted cash	750	750
Other assets	1,026	590
Total assets	$303,993	$311,814
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$7,124	$5,296
Accrued expenses and other current liabilities	18,748	19,795
Lease liabilities	1,504	1,162
Total current liabilities	27,376	26,253
Long-term lease liabilities	9,322	9,878
Other long-term liabilities	—	—
Total liabilities	36,698	36,131
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value, 900,000,000 shares authorized, 41,384,120 shares issued and outstanding as of March 31, 2026 and 41,242,005 shares issued and outstanding as of December 31, 2025	41	41
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	944,244	936,628
Accumulated other comprehensive (loss) income	(67)	53
Accumulated deficit	(676,923)	(661,039)
Total stockholders' equity	267,295	275,683
Total liabilities and stockholders' equity	$303,993	$311,814

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented under generally accepted accounting principles in the United States (“GAAP”), we believe certain non-GAAP measures, including adjusted net earnings (loss), and adjusted net earnings (loss) per share, basic and diluted, provide useful information to investors and are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because this expense is non-cash in nature and we believe excluding this item provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies.

We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Net Earnings (Loss) and Adjusted Net Earnings (Loss) Per Share

Adjusted net earnings (loss) is a non-GAAP financial measure that we define as net earnings (loss) adjusted for stock-based compensation. We believe adjusted net earnings (loss) provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Reconciliations of net earnings (loss) to adjusted net earnings (loss) and the presentation of adjusted net earnings (loss) per share, basic and diluted, are as follows:

	Three months ended March 31,
	2026	2025
Common Stock
Numerator:
Net loss available to stockholders, basic and diluted	$(15,884)	$(8,190)
Add:
Stock-based compensation	7,945	7,140
Adjusted net loss available to common stockholders, basic and diluted:	$(7,939)	$(1,050)

Denominator:
Weighted-average shares outstanding, basic and diluted	41,306,110	40,509,646
Adjusted net loss per share, basic and diluted	$(0.19)	$(0.03)